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                                                                   EX-99.a.2(p)

                          CERTIFICATE OF THE SECRETARY

                                     OF THE

                           BRINSON RELATIONSHIP FUNDS

          RESOLUTIONS APPROVING THE INVESTMENT POLICY CHANGES OF EACH
                      SERIES OF BRINSON RELATIONSHIP FUNDS


     Pursuant to Article III Section 3.6 of the By-Laws, dated August 22, 1994, of Brinson Relationship Funds, a Delaware business trust (the "Trust"), the undersigned does hereby certify the following:

     1.   She is the duly elected, qualified and acting Secretary of the Trust.

     2. Attached hereto as incorporated by reference into the Trust's Amended and Restated Agreement and Declaration of Trust dated August 15, 1994, as amended May 20, 1996, August 21, 2000, November 20, 2000, and February 15, 2002 (the "Declaration") pursuant to Article IX, Section 9.8(f) of the Declaration is a true and complete copy of the resolutions by the Board of Trustees of the Trust (the "Resolutions") with respect to the approval of the investment policy changes of each Series of Brinson Relationship Funds (collectively, the "Series").

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on March 18, 2002 and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 18th day of March, 2002.

(Trust Seal)
                                                  /s/ Amy R. Doberman
                                                  -----------------------------
                                                  Amy R. Doberman, Secretary
                                                  Brinson Relationship Funds
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        RESOLUTIONS ADOPTED MARCH 18, 2002 AND INCORPORATED BY REFERENCE
  INTO THE AGREEMENT AND DECLARATION OF TRUST OF THE BRINSON RELATIONSHIP FUNDS
        DATED AUGUST 15, 1994, AS AMENDED MAY 20, 2000, AUGUST 21, 2000,
         NOVEMBER 20, 2000, AND FEBRUARY 15, 2002 (THE "DECLARATION"),
                 PURSUANT TO ARTICLE IX, SECTION 9.8(f) THEREOF

           RESOLUTIONS APPROVING THE INVESTMENT POLICY CHANGES OF EACH
                      SERIES OF BRINSON RELATIONSHIP FUNDS

RESOLVED,      that the proposed modifications to the investment policies of each Series of Brinson Relationship Funds (collectively, the
               "Series") in connection with Securities and Exchange Commission
               Rule 35d-1 under the Investment Company Act of 1940 as set forth in the attached materials and presented and discussed at the meeting, be and the same hereby are, approved with such changes as the officers of the Trust, with the advice of Trust counsel, may deem appropriate; and

FURTHER
RESOLVED,      that the proposed changes to the Series non-fundamental
               investment policies in connection with Name Rule be, and they hereby are, amended to require that the Series will change the foregoing 80% non-fundamental investment policy only if shareholders are provided with at least 60 days advance notice of such change; and

FURTHER
RESOLVED,      that the officers of the Trust, with the advice of Trust counsel, are hereby authorized and directed to take such actions as are necessary to effectuate the changes in investment policies of the Series as described above, including making such revisions to the Trust's registration statement and other relevant documents, as required.